UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    August 9, 2006
                                                ______________________________



                        Laurel Capital Group, Inc.
______________________________________________________________________________
          (Exact name of registrant as specified in its charter)



       Pennsylvania                        0-23010                25-1717451
______________________________________________________________________________
(State or other jurisdiction       (Commission File Number)     (IRS Employer
of incorporation)                                          Identification No.)




2724 Harts Run Road, Allison Park, Pennsylvania                     15101
______________________________________________________________________________

(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code   (412) 487-7400
                                                  ____________________________



                                Not Applicable
______________________________________________________________________________
        (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.02 Termination of a Material Definitive Agreement.
          -----------------------------------------------

     In connection with the requirement to terminate certain specified benefit plans in accordance with the terms of the Agreement and Plan of Merger between Laurel Capital Group, Inc. (the "Company") and First Commonwealth Financial Corporation ("FCF") as of April 27, 2006 (the "Merger Agreement"), the Boards of Directors of the Company and Laurel Savings Bank (the "Bank") on August 9, 2006 terminated the (i) Amended and Restated Deferred Compensation Plan ("DCP"), (ii) amended and restated supplemental executive retirement plan agreements ("SERPs") with Messrs. Edwin R. Maus (President and Chief Executive Officer), John A. Howard, Jr. (Senior Vice President and Chief Financial Officer), Robert A. Stephens (Senior Vice President and Chief Lending Officer) and William T. Puz (Vice President) and Mesdames Carrie Havas (Vice President, Internal Audit) and Stacy N. Krempasky (Vice President, Controller), and (iii) amended and restated trustee deferred compensation agreements ("TDCAs") with Messrs. Richard J. Cessar, J. Harold Norris and Richard S. Hamilton and Ms. Annette D. Ganassi (collectively, the "Trustees").

     As previously disclosed with respect to the SERPs and the DCP, they were amended to provide that upon the termination thereof, the amounts due thereunder would be paid to the participants in a lump sum no later than the completion of the merger of the Company with and into FCF (the "Merger"). The amounts due under the SERPs will be discounted to present value to reflect the acceleration of the payments due thereunder. As a result, it is expected that at or prior to the completion of the Merger, Messrs. Maus, Howard, Stephens and Puz and Mesdames. Havas and Krempasky will receive payments (prior to reduction for tax withholding) of approximately $408,100, $151,800, $47,500, $60,400, $6,200 and $2,000, respectively. With respect to the TDCAs, in accordance with the Merger Agreement, they were amended (as previously disclosed) to provide that upon their termination, the amounts due thereunder would be paid out to the participants (the only two Trustees eligible to receive benefits under the TDCAs will be Messrs. Cessar and Norris) on an installment basis over a period of 12 months starting September 1, 2006 rather than five years as originally provided for in the TDCAs. Messrs. Cessar and Norris will receive approximately $92,250 and $74,250, respectively. In addition, Messrs. Maus, Howard and Stephens will receive a distribution of their vested account balances under the DCP.



























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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         LAUREL CAPITAL GROUP, INC.


                         By: /s/ Edwin R. Maus
                             ---------------------------------------------
                             Name:  Edwin R. Maus
                             Title:    President and Chief Executive Officer

Date:  August 14, 2006





























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